Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-02903, File No. 333-04712, File No. 333-87124, File No. 333-102109, File No. 333-125291, File No. 333-134031, File No. 333-143285, File No. 333-151290, File No. 333-159501, and File No. 333-174551) of West Marine, Inc. of our report dated March 12, 2015, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
March 12, 2015